Exhibit 21

KAISER GROUP HOLDINGS, INC.
12303 Airport Way, Suite 125
Broomfield, CO 80021
(720) 889-2770

Kaiser Group Holdings, Inc.’s consolidated subsidiaries are listed below.  Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

Consolidated Subsidiary				Jurisdiction of Formation

I.

Kaiser Group International, Inc.

Delaware

II.

Kaiser Engineers Group, Inc.

Delaware

III.	Henry J. Kaiser Company			Nevada
III.	Kaiser Engineers, Inc.			Ohio
	IV.	KRGW Company (Canada), Inc.		Canada
	IV.	Kaiser Overseas Engineering, Inc.		Delaware
	IV.	Kaiser Engineers and Constructors, Inc.		Nevada
		V.	Kaiser Engenharia, S.A. (50%)	Portugal
	IV.	Kaiser Engineers International, Inc.		Nevada
		V.	Kaiser Engenharia, S.A. (50%)	Portugal

II.

Kaiser Engineers Massachusetts, Inc.

Delaware

II.

Kaiser Government Programs, Inc.

Delaware

III.	Kaiser K-H Holdings, Inc.			Delaware
	IV.	Kaiser-Hill Company, LLC (50%)		Colorado
		V.	Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
	IV.	Kaiser-Hill Funding Company, L.L.C. (1%)		Delaware

II.

Kaiser Hanford Company

Delaware

II.

Kaiser Holdings Unlimited, Inc.

Delaware

III.	Kaiser Engineers Eastern Europe, Inc.			Delaware
	IV.	Kaiser Netherlands B.V. (10%)		Netherlands
III.	Kaiser Netherlands B.V. (90%)			Netherlands

II.

Kaiser Technology Holdings, Inc.

Delaware

III.	Kaiser Advanced Technology, Inc.			Idaho
	IV.	ICF Kaiser Advanced Technology of New Mexico, Inc.		New Mexico

II.

Monument Select Insurance Company

Vermont

III.	MSIC, Inc.			Delaware

II.

Tudor Engineering Company

Delaware